                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  -----------

                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)               June 19, 2001
                                                   ----------------------------


                     APPLIED EXTRUSION TECHNOLOGIES, INC.
 -----------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)




         Delaware                   0-19188                  51-0295865
-------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission             (IRS Employer
  of Incorporation)               File Number)          Identification No.)



                    3 Centennial Drive, Peabody, MA  01960
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code          (978) 538-1500
                                                     --------------------------



                                      N/A
 ------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     The undersigned registrant hereby amends Item 2, the unaudited financial statements of QPF, L.L.C. contained in Item 7(a), and Item 7(b) of its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2001, regarding an event occurring on June 19, 2001.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     On June 19, 2001, Applied Extrusion Technologies, Inc. (the "Company," "AET" or "we"), purchased certain assets of QPF, L.L.C. ("QPF"), a subsidiary of Hood Companies, Inc. ("Hood"), for $15 million, pursuant to an Asset Purchase Agreement dated as of May 3, 2001 among the Company, QPF and Hood (the "Purchase Agreement"), and as amended on June 12, 2001 (the "Amended Purchase Agreement"). The $15 million purchase price was comprised of $2 million in cash that was paid upon the execution of the Purchase Agreement, $4 million in cash released at closing from an escrow account established upon the execution of the Purchase Agreement, and $9 million in cash paid at the closing. The Company obtained the $9 million in cash through a simultaneous offering of senior notes. In addition, on June 30, 2001, the Company issued a short-term note in the amount of approximately $6.7 million for inventory acquired from QPF. This note will be repaid as the Company liquidates the inventory. The purchase price was determined pursuant to arms-length negotiations.

     QPF is Hood's oriented polypropylene films business located in Streamwood, Illinois. Hood operated the purchased assets until June 30, 2001, at which time it closed the Streamwood, Illinois facility and transfered the purchased assets to the Company. These assets include equipment that the Company will use to offset future capital requirements and for spare parts, intellectual property and intangible assets.

     On July 2, 2001, the Company issued a press release announcing the completion of this transaction. The information contained in the press release is incorporated herein by reference. The press release was previously filed as
Exhibit 99.1.

     The foregoing description is qualified in its entirety by reference to the Purchase Agreement and the Amended Purchase Agreement, copies of which were previously filed as Exhibits 2.1 and 2.2.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of the Business Acquired.

     The amended unaudited financial statements of QPF are filed herewith.

(b)  Pro Forma Financial Information.

     The amended unaudited pro forma combined financial information of the Company is filed herewith.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  APPLIED EXTRUSION TECHNOLOGIES, INC.


                                  By:  /s/ Anthony J. Allott
                                       ----------------------------------
                                            Name:   Anthony J. Allott
                                            Title:  Senior Vice President and
                                                    Chief Financial Officer


Date:  July 19, 2001

(a)  Financial Statements of the Business Acquired.

QPF, L.L.C. Interim Financial Statements

The unaudited interim financial information as of March 31, 2001 and for the three-month periods ended March 31, 2001 and 2000 was prepared by QPF in a manner consistent with the audited financial statements and pursuant to the rules and requirements of the Securities and Exchange Commission. The unaudited information, in management's opinion, reflects all adjustments that are of a normal recurring nature and that are necessary to present fairly the results for the periods presented. The results of operations for the three-month period ended March 31, 2001 are not necessarily indicative of the results to be expected for the entire year.

                                  QPF, L.L.C.
            (a wholly owned subsidiary of The Hood Companies, Inc.)

                                 Balance Sheet
                                  (unaudited)

                                March 31, 2001


                                    ASSETS

Current assets:
   Cash and cash equivalents                                 $      2,000
   Trade accounts receivable, less allowance for claims
      and doubtful accounts of $452,082                         5,992,963
   Inventories                                                  8,479,519
   Prepaid expenses and other receivables                         218,951
                                                             ------------
      Total current assets                                     14,693,433
                                                             ------------
Property, plant & equipment                                    40,319,602
Less accumulated depreciation and amortization                (13,630,157)
                                                             ------------
Net property, plant and equipment                              26,689,445
                                                             ------------
                                                             $ 41,382,878
                                                             ============

                   LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
   Current portion of long-term debt                         $  1,275,000
   Accounts payable                                             2,896,187
   Accrued salaries and employee benefits                         779,285
   Accrued rebates                                                820,641
   Accrued taxes                                                  344,778
   Other accrued expenses                                         620,243
                                                             ------------
      Total current liabilities                                 6,736,134
                                                             ------------
Line of credit agreement                                       12,190,214
Long-term debt, excluding current portion                       6,460,000
                                                             ------------
      Total liabilities                                        25,386,348

Members' equity:
   Members' units, no par value. Authorized and outstanding
       100 units                                                       --
   Additional paid-in-capital                                  32,747,037
   Accumulated deficit                                        (16,750,507)
                                                             ------------
      Total members equity                                     15,996,530
                                                             ------------
Total liabilities and members' equity                        $ 41,382,878
                                                             ============




                                  QPF, L.L.C.
            (a wholly owned subsidiary of The Hood Companies, Inc.)

                           Statements of Operations
                                  (unaudited)

                  Three months ended March 31, 2001 and 2000
                ----------------------------------------------

                                                                    2001             2000
                                                                -----------       -----------
Sales                                                           $10,168,119       $ 9,922,011
Cost of sales                                                     9,447,007         8,686,764
                                                                -----------       -----------
Gross profit                                                        721,112         1,235,247

Selling, general and administrative expenses                      1,025,755           980,346

Research and development expenses                                   517,145           544,409

Operating income (loss)                                            (821,788)         (289,508)

Interest expense                                                    656,799           862,372
Other expenses                                                        4,309             6,946
                                                                -----------       -----------
Loss before extraordinary item                                   (1,482,896)       (1,158,826)

Extraordinary loss on early retirement of debt                            -           (39,575)
                                                                -----------       -----------
Net loss                                                        $(1,482,896)      $(1,198,401)
                                                                ===========       ===========

                                  QPF, L.L.C.
            (a wholly owned subsidiary of The Hood Companies, Inc.)

                            STATEMENTS OF CASH FLOWS
                                  (unaudited)

                   Three Months ended March 31, 2001 and 2000

                                                         2001         2000
                                                     ------------  -----------
Cash flows from operating activities:
  Net loss.......................................... $ (1,482,896) $(1,198,401)
  Adjustments to reconcile net loss to net cash used
   by operating activities:
    Depreciation and amortization...................      878,830      875,003
    Extraordinary item..............................          --        39,575
    Changes in operating assets and liabilities:
     Trade accounts receivable......................     (655,359)    (118,768)
     Inventories....................................      909,554     (317,820)
     Prepaid expenses and other receivables.........      109,554       30,395
     Accounts payable...............................     (282,331)    (965,693)
     Accrued expenses...............................     (646,592)     125,975
                                                     ------------  -----------
      Net cash used by operating activities.........   (1,169,240)  (1,529,734)
                                                     ------------  -----------
Cash flows from investing activities:
    Additions to property, plant and equipment......      (84,264)    (674,897)
                                                     ------------  -----------
      Net cash used by investing activities.........      (84,264)    (674,897)
                                                     ------------  -----------
Cash flows from financing activities:
    Net borrowings on line of credit agreement......    1,508,504    2,180,607
    Repayments of long-term debt....................     (255,000)         --
    Repayment of previous distributions to members..          --        10,000
                                                     ------------  -----------
      Net cash provided by financing activities.....    1,253,504    2,190,607
                                                     ------------  -----------
      Net decrease in cash and cash equivalents.....          --       (14,024)
Cash and cash equivalents at beginning of quarter...        2,000       14,774
                                                     ------------  -----------
Cash and cash equivalents at end of quarter......... $      2,000  $       750
                                                     ============  ===========
Supplemental disclosure of cash flow information:
  Conversion of debt to equity...................... $ 27,747,086          --
                                                     ============  ===========

(b)  Pro Forma Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      The following unaudited combined balance sheet information as of March 31, 2001 gives effect to the acquisition of the assets of QPF and the offering of the outstanding 10 3/4% senior notes and the application of the net proceeds as if they occurred on March 31, 2001. The unaudited pro forma combined statement of operations for the fiscal year ended September 30, 2000 and the unaudited pro forma combined statements of operations for the six months ended March 31, 2000 and 2001 gives effect to the acquisition of the assets of QPF and the offering of the outstanding 10 3/4% senior notes and the application of the net proceeds as if such transactions had occurred at the beginning of the applicable period. Our fiscal year ends on September 30 of each year and QPF's fiscal year ends on December 31 of each year.

     The pro forma adjustments are based upon available information and various assumptions that we believe are reasonable. The unaudited pro forma statements of operations do not purport to represent what our results of operations would actually have been had the acquisition of the assets of QPF or the offering of the outstanding 10 3/4% senior notes in fact occurred as of such dates or to project our results of operations for any future period.

      On June 19, 2001, we completed the private offering of $275 million of 10 3/4% senior notes due 2011. The net proceeds to us, after deducting fees and expenses, from the sale of these notes was approximately $261.1 million. Of those proceeds, $155.2 million was used to fund the redemption of and interest on our 11 1/2% senior notes due 2002, $9.0 million was used to fund a portion of the purchase price of the acquisition of the assets of QPF, $74.1 million was used to pay existing indebtedness and interest due under our current revolving line of credit and $22.8 million is being used for general corporate purposes.

      On June 19, 2001, we purchased certain assets of QPF. The acquired assets principally represented equipment, intellectual property and intangible assets. We also purchased QPF inventory produced through June 30, 2001, the day on which the QPF facility was shut down. We did not purchase the QPF facility and the cost to close the facility will be borne by Hood, QPF's parent company.

      For purposes of the pro forma combined statement of operations, we have assumed that the sales of QPF will be retained by us. We have excluded both the severance and shut-down costs, which are the responsibility of Hood, and minimal costs we might incur to integrate the business. Additionally, we have not included the sale of inventory, which will be acquired as part of the purchased assets.

      The net purchase price for the QPF assets, not including inventory, was $15.0 million, comprised of $2.0 million that we paid with the signing of the purchase agreement, $4.0 million that we placed in escrow and released at the closing, and $9.0 million that we paid in cash at the closing. Additionally, we issued an inventory note to QPF in the amount of approximately $6.7 million for the QPF inventory we acquired. It is anticipated that this note will be repaid over a period of approximately nine months as we liquidate the inventory at prices we expect to approximate its fair value on the date of acquisition.

      The acquisition of the assets of QPF will be accounted for as a purchase. Under purchase accounting, the total purchase cost and fair value of liabilities assumed will be allocated to our assets based up on their respective fair values as of the closing date based on valuations and other studies that have not yet been finalized. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities based on our estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 March 31, 2001
                             (dollars in thousands)

                               AET      QPF (a)
                            Historical Historical Adjustments (b)(c) Pro Forma
                            ---------- ---------- ------------------ ----------
ASSETS
Current Assets:
 Cash......................  $  2,139   $      2       $28,798        $ 30,939
 Accounts receivable
  (net)....................    45,788      5,993        (5,993)         45,788
 Inventory.................    41,383      8,479        (3,479)         46,383
 Prepaid expenses..........     3,573        219          (219)          3,573
 Deferred taxes............     5,889         --            --           5,889
                             --------   --------       -------        --------
   Total current assets....    98,772     14,693        19,105         132,572
 Property, plant &
  equipment................   278,207     26,690       (21,690)        283,207
 Intangibles and deferred
  charges..................     1,935        --         21,843          23,778
 Long-term note receivable
  and other assets.........     9,603        --            --            9,603
                             --------   --------       -------        --------
   Total assets............  $388,517   $ 41,383       $19,258        $449,160
                             ========   ========       =======        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current Liabilities:
 Accrued interest..........  $ 10,080   $    --        $(4,871)       $  5,209
 Accounts payable..........    18,206      2,896          (548)         20,554
 Accrued expenses..........    25,848      2,565        (2,522)         25,891
 Seller notes..............       --         --          6,744           6,744
 Current portion of long-
  term debt................    61,000      1,275       (62,275)            --
                             --------   --------       -------        --------
   Total current
    liabilities............   115,134      6,736       (63,474)         58,398
 Long-term debt............   156,500     18,650       102,209         277,359
 Deferred taxes............     1,764        --            --            1,764
 Long-term liabilities and
  other credits............    17,243        --            --           17,243
Stockholders' Equity:
 Common stock--voting......       128        --            --              128
 Common stock--non-
  voting...................       --         --            --              --
 Additional paid-in-
  capital..................   101,468     32,747       (32,747)        101,468
 Retained earnings.........     1,998    (16,750)       13,270           1,482
 Unrealized gain/loss......       --         --            --              --
 Cumulative translation
  adjustments..............    (3,469)       --            --           (3,469)
                             --------   --------       -------        --------
                              100,125     15,997       (19,477)         96,645
Treasury stock.............    (2,249)       --            --           (2,249)
                             --------   --------       -------        --------
 Total stockholder's
  equity ..................    97,876     15,997       (19,477)         94,396
                             --------   --------       -------        --------
   Total liabilities and
    equity.................  $388,517   $ 41,383       $19,258        $449,160
                             ========   ========       =======        ========

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                            (dollars in thousands)

                                     Six Months Ended March 31, 2001
                         ---------------------------------------------------------
                            AET         QPF                  Pro Forma      Pro
                         Historical Historical  Combined  Adjustments (d)  Forma
                         ---------- ----------- --------  --------------- --------
Net sales...............  $135,713    $20,852   $156,565     $    --      $156,565
Cost of sales...........   109,238     19,337    128,575       (8,466)     120,109
                          --------    -------   --------     --------     --------
Gross profit............    26,475      1,515     27,990        8,466       36,456
Operating expenses:
  Selling, general and
   administrative.......    14,217      2,267     16,484       (2,042)      14,442
  Research and
   development..........     3,261        931      4,192         (931)       3,261
  Share incentive
   plan(e)..............       861        --         861          --           861
                          --------    -------   --------     --------     --------
    Operating expenses..    18,339      3,198     21,537       (2,973)      18,564
                          --------    -------   --------     --------     --------
Income (loss) from
 operations.............     8,136     (1,683)     6,453       11,439       17,892
Other expenses
 (income)...............       --           6          6           (6)         --
Interest expense, net...    11,357      1,757     13,114        2,547       15,661
                          --------    -------   --------     --------     --------
Income (loss) before
 income taxes...........    (3,221)    (3,446)    (6,667)       8,898        2,231
  Income taxes..........    (1,159)       --      (1,159)       1,962          803
                          --------    -------   --------     --------     --------
Net income (loss).......  $ (2,062)   $(3,446)  $ (5,508)    $  6,936     $  1,428
                          ========    =======   ========     ========     ========

                                        Six Months Ended March 31, 2000
                         --------------------------------------------------------------
                              AET          QPF                   Pro Forma
                          Historical   Historical   Combined  Adjustments (d) Pro Forma
                         ------------- ------------ --------  --------------- ---------
Net sales...............   $128,896      $18,843    $147,739     $    --      $ 147,739
Cost of sales...........     97,233       17,522     114,755       (8,770)      105,985
                           --------      -------    --------     --------     ---------
Gross profit............     31,663        1,321      32,984        8,770        41,754
Operating expenses:
  Selling, general and
   administrative.......     13,463        1,912      15,375       (1,687)       13,688
  Research and
   development..........      3,394          903       4,297         (903)        3,394
                           --------      -------    --------     --------     ---------
    Operating expenses..     16,857        2,815      19,672       (2,590)       17,082
                           --------      -------    --------     --------     ---------
Income (loss) from
 operations.............     14,806       (1,494)     13,312       11,360        24,672
Other expenses
 (income)...............        --            46          46          (46)          --
Interest expense, net...     10,180        1,665      11,845        3,132        14,977
                           --------      -------    --------     --------     ---------
Income (loss) before
 income taxes...........      4,626       (3,205)      1,421        8,274         9,695
  Income taxes..........      1,665          --        1,665        1,825         3,490
                           --------      -------    --------     --------     ---------
Net income (loss).......   $  2,961      $(3,205)   $   (244)    $  6,449     $   6,205
                           ========      =======    ========     ========     =========

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                            (dollars in thousands)

                                         Year Ended September 30, 2000
                         --------------------------------------------------------------
                              AET          QPF
                         September 30, December 31,              Pro Forma
                             2000          2000     Combined  Adjustments (d) Pro Forma
                         ------------- ------------ --------  --------------- ---------
Net sales...............   $268,375      $42,089    $310,464     $    --      $ 310,464
Cost of sales...........    215,256       38,651     253,907      (17,660)      236,247
                           --------      -------    --------     --------     ---------
Gross profit............     53,119        3,438      56,557       17,660        74,217
Operating expenses:
  Selling, general and
   administrative.......     27,152        4,231      31,383       (3,781)       27,602
  Research and
   development..........      6,759        1,682       8,441       (1,682)        6,759
                           --------      -------    --------     --------     ---------
    Operating expenses..     33,911        5,913      39,824       (5,463)       34,361
                           --------      -------    --------     --------     ---------
Income (loss) from
 operations.............     19,208       (2,475)     16,733       23,123        39,856
Other expenses
 (income)...............        --            39          39          (39)          --
Interest expense, net...     21,096        4,057      25,153        4,254        29,407
                           --------      -------    --------     --------     ---------
Income (loss) before
 income taxes...........     (1,888)      (6,571)     (8,459)      18,908        10,449
  Income taxes..........       (679)         --         (679)       4,441         3,762
                           --------      -------    --------     --------     ---------
Net income (loss).......   $ (1,209)     $(6,571)   $ (7,780)    $ 14,467     $   6,687
                           ========      =======    ========     ========     =========

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                            (dollars in thousands)

(a) Reflects the unaudited, historical balance sheet of the entire QPF business as of March 31, 2001.
(b) Includes the purchase accounting adjustments to reflect only the assets we acquired from QPF at estimated fair values. A preliminary allocation of the purchase costs are as follows:

      Assets:
        Inventory....................................................... $ 5,000
        Equipment.......................................................   5,000
        Intangibles.....................................................  13,744
                                                                         -------
                                                                         $23,744
                                                                         =======

      Liabilities:
        Accrued expenses................................................ $ 2,000
        QPF inventory note..............................................   6,744
        Long-term debt..................................................  15,000
                                                                         -------
                                                                         $23,744
                                                                         =======

(c) Includes adjustments required to reflect the issuance of the 10 3/4% senior notes and the application of the net proceeds therefrom, as well as the following:

   Deferred financing costs........................................... $ 9,750
   Reclassification of bank credit facility from short-term to long-
    term.............................................................. $61,000
   Payment of accrued interest on 11 1/2% senior notes and the bank credit facility................................................... $ 4,871
   Write off deferred financing costs on 11 1/2% senior notes and the bank credit facility.............................................. $ 3,089
   Write-off of certain QPF acquisition costs......................... $ 2,348

  Indebtedness under the bank credit facility was reclassified from short-term to long-term upon completion of the offering of the 10 3/4% senior notes and the refinancing of our 11 1/2% senior notes and the required reduction of the commitments under the facility.

(d) Summary of pro forma adjustments as a result of QPF acquisition:


                                 Year Ended   Six Months Ended
                                September 30,     March 31,
                                    2000        2000      2001
                                ------------- --------  --------
  Elimination of duplicative
   QPF manufacturing labor
   costs(1)....................   $ (6,521)   $ (3,233) $ (3,654)
  Elimination of duplicative
   QPF production costs(2).....     (5,996)     (2,989)   (2,231)
  Reduction in depreciation and
   amortization(3).............     (1,843)       (898)     (931)
  Reduction in raw material
   costs from new resin price
   agreements(4)...............     (3,300)     (1,650)   (1,650)
                                  --------    --------  --------
  Total adjustments to cost of
   sales.......................   $(17,660)    $(8,770)  $(8,466)
                                  ========    ========  ========
  Elimination of duplicative
   QPF selling, general and
   administrative costs(5).....   $ (3,781)   $ (1,687) $ (2,042)
                                  ========    ========  ========
  Elimination of duplicative
   QPF research and development
   costs(5)....................   $ (1,682)   $   (903) $   (931)
                                  ========    ========  ========

--------
  (1) In conjunction with our acquisition of assets from QPF, Hood Companies, Inc., parent of QPF, discontinued all manufacturing operations at QPF's Streamwood, Illinois facility and severed the workforce. Prior to delivery of the assets to us, QPF eliminated approximately 110 duplicative manufacturing positions. We have excess manufacturing capacity within our system and therefore, will manufacture OPP films to supply QPF's customers utilizing our existing assets with minimal incremental labor costs to produce QPF's volume on our assets. The benefits from producing QPF's volume on our assets will be recognized over time as we sell the inventory purchased from QPF and replace this with products manufactured by us. Because the former employees have already been terminated and because we had excess capacity prior to the transaction, such labor costs have been eliminated from this pro forma presentation.
  (2) Because we did not acquire the QPF facility, we will avoid incurring most of QPF's non-labor production costs, including power, insurance, property taxes and other support costs. Because of the nature of our business, which requires us to continually operate our equipment, we believe that we will not incur incremental non-labor costs. Accordingly, these costs incurred by QPF have been substantially eliminated from this pro forma presentation. We will incur minimal incremental non-labor production costs to produce QPF's volume on our assets.
  (3) The application of purchase accounting is expected to result in a decrease in depreciation and amortization because not all of the QPF assets were purchased and the acquired assets were purchased at a discount to historical book value. We valued the purchased property, plant and equipment at fair value and we expect to depreciate it over their estimated useful lives, ranging from five to 15 years. Intangible assets realized as a result of this transaction are expected to be amortized over their estimated useful lives. We are currently in the process of obtaining an independent valuation of such intangible assets.
  (4) With the acquisition of QPF, we will increase our annual polypropylene resin purchases by 40 million pounds to over 270 million pounds. As a result of this increased volume, we have obtained agreements for more favorable resin pricing from several of our resin suppliers related to our ongoing raw material purchases. This adjustment reflects the newly contracted pricing.
  (5) QPF maintained a full sales, product development and administrative infrastructure. We did not maintain either the administrative structure of QPF or the products under development by QPF. QPF eliminated more than 55 duplicative selling, general and administrative personnel. General administrative functions such as finance, information systems and planning are being performed within our existing infrastructure.

(e) In the first quarter of fiscal 2001, we recorded a non-cash charge of $861 for shares issued to non-executive employees as part of an incentive and retention program. Under this program, we issued approximately 600,000 shares of stock to our top 125 non-executive managers in exchange for 1,200,000 of their vested and unvested stock options. These new shares were granted in lieu of annual incentive bonuses for these managers for fiscal 2000 and 2001.